UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2022

BIMI International Medical Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34890	02-0563302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9th Floor, Building 2, Chongqing Corporation Avenue, Yuzhong District, Chongqing, P. R. China	116000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86–04-1182209211

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	BIMI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 5, 2022, BIMI International Medical Inc. (the “Company”) entered into a stock purchase agreement (the “SPA”) to acquire Phenix Bio Inc. (“Phenix”), a California based corporation that will distribute healthcare products, from Mr. Fnu Oudom, Chairman of the board of directors of the Company. Phenix is currently in the process of securing exclusive distribution rights for nine healthcare products to be developed by a third party that will target general recovery, cardiovascular and cerebrovascular disease prevention, male health care, female health care, and memory enhancement for the elderly. The products are to be sold by sub-distributors in various territories.

Pursuant to the SPA, the Company will purchase all the issued and outstanding equity interests in Phenix from Mr. Oudom in consideration of $1,800,000. At the closing, the Company will pay cash in the amount of $180,000 as partial consideration for the purchase of Phenix. The balance of the purchase price in the amount of $1,620,000 will be paid by the Company in the form of 2,700,000 shares of the Company’s common stock (the “Common Stock”) (the “Deferred Payment Shares”), the value of which the parties agree to be $1,620,000, or $0.60 per share, as a deferred payment, fifteen (15) days after the issuance of the Deferred Payment Shares has been approved by the stockholders of the Company. If the stockholders’ approval has not been received by December 31, 2022, the Company will pay the deferred payment in cash to seller by January 15, 2023, or such earlier or later date as the parties may agree. The per share price of the Deferred Payment Shares reflects a 8% discount to the five-day average closing price of the Common Stock on NASDAQ before the signing of the SPA (the closing price of the Common Stock on Nasdaq on July 5, 2022 was $ 0.689).  The audit committee and the board of directors of the Company unanimously approved the Company’s entry into the SPA. The closing of the transaction is expected to take place in the third quarter of 2022.

The foregoing description of the SPA does not purport to be complete and is qualified in its entirety by reference to the SPA, which is filed as Exhibit 4.1 hereto, and is incorporated herein by reference.

Item 8.01 Other Events

On July 7, 2022, the Company issued a press release announcing the entry into the SPA.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information under this Item 8.01, including Exhibit 99.1, is deemed “furnished” and not “filed” under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

The information in this Current Report on Form 8-K, including Exhibit 99.1, may contain forward-looking statements based on management’s current expectations and projections, which are intended to qualify for the safe harbor of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained herein that are not historical facts are considered “forward-looking statements.” Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The forward-looking statements include risks and uncertainties, including, but not limited to, the effect of Covid-19 political, economic, and market conditions and geopolitical events; the availability of funds and working capital legislative and regulatory changes that affect our business;; the actions and initiatives of current and potential competitors; investor sentiment; and our reputation. The Company does not undertake any responsibility to publicly release any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this report. The factors discussed herein are expressed from time to time in the Company’s filings with the Securities and Exchange Commission available at http://www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Stock Purchase Agreement dated July 5, 2022
99.1	Press Release dated July 7, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2022	BIMI International Medical Inc.

	By:	/s/ Tiewei Song
	Name:	Tiewei Song
	Title:	Chief Executive Officer

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